        Exhibit 10.11

THIRD AMENDMENT TO THE AMEREN DEFERRED COMPENSATION PLAN
Amended and Restated Effective January 1, 2010

WHEREAS, Ameren Corporation ("Company") previously established and adopted the Ameren Deferred Compensation Plan, as amended and restated effective January 1, 2010 (the "Plan"); and

WHEREAS, the Company reserved the right to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to provide that (1) in the event an employee becomes a participant under the Plan on or after January 1, 2014, the participant's deferral account(s) will be paid in an immediate lump sum if the aggregate balance of the participant's deferral account(s) at retirement is less than or equal to $20,000, subject to special rules under Section 409A of the Internal Revenue Code of 1986, as amended, that apply with respect to a participant who is a 'specified employee'; and (2) in the event of the death of an employee who becomes a participant under the Plan on or after January 1, 2014, the balance of the participant's deferral account(s) will be paid to the participant's primary beneficiary in an immediate lump sum provided that the aggregate balance of the participant's deferral account(s) is less than or equal to
$20,000 upon the participant's death.

NOW, THEREFORE, effective as of January 1, 2014, the Plan is amended in the
r    following respects:
1.    The following new Section 8(C) is added:

C.    Automatic Cashout of Deferral Account(s):

Notwithstanding any other provisions of the Plan, this Section applies to an individual who first becomes a Participant under the Plan on or after January 1, 2014. If the aggregate balance of the Participant's Deferral Account(s) is less than or equal to $20,000 upon his Retirement, the balance of each of the Participant's Deferral Account(s) shall be distributed to the Participant in a single lump sum, payable as soon as administratively practicable following the date in which Retirement occurs. Notwithstanding the foregoing, payment of benefits shall not be made under this Section 8.C prior to the date which is 6 months after the date of a Participant's Retirement in the case of a Participant who is determined to be a Specified Employee at the time of his Retirement. In such case, the lump sum amount determined under Section 8 shall be paid to the Participant as of the day after the last day of such 6-month period.

2.    The following new Section 12(C) is added:

C.    Automatic Cashout of Deferral Account(s):

Notwithstanding any other provisions of the Plan, this Section applies to an individual who first becomes a Participant under the Plan on or after January 1, 2014. If the aggregate balance of the Participant's Deferral Account(s) is less than or equal to $20,000 upon his death, such aggregate balance shall be distributed to the Participant's primary beneficiary(ies) (designated in accordance with Section 14) in a single lump sum, payable as soon as     administratively practicable following the Participant's death.

        Exhibit 10.11

*    *    *

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized individual 20th day of December, 2013.

AMEREN CORPORATION

                             By: /s/ Mark C. Lindgren

Name: Mark C. Lindgren

Title:    Vice President Human Resources Ameren Services Company
On Behalf of Ameren Corporation